Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Consolidated Financial Statements

March 31, 2007 and 2006

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	March 31,	December 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$1,789	$7,919
Accounts receivable, trade (less allowance for doubtful accounts of $4,150 and $4,066)	123,372	124,729
Accounts receivable-affiliates, net	1,439	1,835
Investment securities	442	—
Feature film inventory, net	108,035	109,109
Prepaid expenses and other current assets	16,749	11,340
Deferred tax asset	2,916	5,997
Total current assets	254,742	260,929

Property and equipment, net of accumulated depreciation of $21,265 and $30,159	18,783	19,890
Feature film inventory, net	344,877	352,059
Deferred carriage fees, net	139,941	145,113
Deferred financing costs, net of accumulated amortization of $6,144 and $5,403	18,690	19,431
Affiliation agreement intangibles, net of accumulated amortization of $330,944 and $319,676	266,212	277,480
Other intangible assets, net of accumulated amortization of $47,698 and $45,037	51,753	54,414
Excess costs over fair value of net assets acquired	50,957	52,586
Other assets	17,196	16,922
	$1,163,151	$1,198,824
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$9,686	$8,872
Accrued liabilities:
Interest	14,107	33,715
Employee related costs	16,602	13,294
Deferred carriage fees payable	41,401	41,361
Other accrued expenses	6,861	6,790
Accounts payable to affiliates, net	13,178	13,056
Feature film rights payable	97,488	98,992
Deferred revenue	8,983	8,525
Capital lease obligations	512	639
Bank debt	6,250	—
Total current liabilities	215,068	225,244

Feature film rights payable	293,093	305,276
Deferred tax liability, net	101,835	104,584
Capital lease obligations	10,736	10,868
Senior notes	298,543	298,476
Senior subordinated notes	497,108	497,011
Bank debt	516,750	510,000
Other liabilities	13,136	17,814
Total liabilities	1,946,269	1,969,273
Commitments and contingencies
Member’s deficiency	(783,118)	(770,449)

	$1,163,151	$1,198,824

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2007 and 2006

(Dollars in thousands)

(unaudited)

	2007	2006

Revenues, net	$158,307	$145,642

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	47,230	45,148
Selling, general and administrative	37,877	44,206
Restructuring charges	378	—
Depreciation and amortization	15,181	15,264
	100,666	104,618

Operating income	57,641	41,024

Other income (expense):
Interest expense	(29,453)	(32,086)
Interest income	183	1,579
Miscellaneous, net	3	(8)
	(29,267)	(30,515)

Income before income taxes	28,374	10,509
Income tax expense	(11,079)	(4,191)
Income before cumulative effect of a change in accounting principle	17,295	6,318
Cumulative effect of a change in accounting principle, net of taxes	—	(121)
Net income	$17,295	$6,197

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Three Months Ended March 31, 2007

(Dollars in thousands)

(unaudited)

Balance, December 31, 2006	$(770,449)

Capital distributions	(41,884)
Capital contributions	11,920
Net income	17,295

Balance, March 31, 2007	$(783,118)

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2007 and 2006

(Dollars in thousands)

(unaudited)

	2007	2006
Cash flows from operating activities:
Income before cumulative effect of a change in accounting principle	$17,295	$6,318
Adjustments to reconcile income before cumulative effect of a change in accounting principle to net cash provided by operating activities:
Depreciation and amortization	15,181	15,264
Cablevision share-based compensation expense allocations	2,506	2,608
Amortization of feature film inventory	28,483	28,333
Amortization of deferred carriage fees	5,212	4,858
Amortization of deferred financing costs and discounts on indebtedness	905	971
Provision for doubtful accounts, net of recoveries	84	335
Investment securities received from a customer bankruptcy settlement	(455)	—
Unrealized loss on investment securities	13	—
Unrealized foreign currency transaction loss, net	40	—
Deferred income tax expense (benefit)	897	(3,011)
Changes in assets and liabilities:
Accounts receivable, trade	1,233	843
Accounts receivable-affiliates, net	396	(449)
Prepaid expenses and other assets	(5,683)	(8,696)
Feature film inventory	(20,227)	(31,218)
Deferred carriage fees	(40)	(19)
Accounts payable and accrued expenses	(14,957)	(17,654)
Accounts payable-affiliates, net	9,507	2,135
Feature film rights payable	(13,687)	3,952
Deferred carriage fees payable	40	61
Other long-term liabilities	(4,678)	1,353
Net cash provided by operating activities	22,065	5,984

Cash flows from investing activities:
Capital expenditures	(116)	(152)
Net cash used in investing activities	(116)	(152)

Cash flows from financing activities:
Capital distributions to parent	(40,820)	(65,000)
Proceeds from bank debt	18,000	—
Repayment of bank debt	(5,000)	(1,500)
Principal payments on capital lease obligations	(259)	(457)
Net cash used in financing activities	(28,079)	(66,957)

Net decrease in cash and cash equivalents	(6,130)	(61,125)

Cash and cash equivalents at beginning of period	7,919	148,002

Cash and cash equivalents at end of period	$1,789	$86,877

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands)
(unaudited)

NOTE 1.                BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The consolidated financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 presented herein are unaudited; however, in the opinion of management, such consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2007.

The interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2006.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising revenue is recognized when commercials are aired.  Through 2006, such revenue was recorded in accordance with the broadcast year which ends on the Sunday on or prior to the last day of each quarter, which was December 31, 2006 for the fourth quarter of 2006.  Effective January 1, 2007, advertising revenue is recorded for each quarter based on the calendar year.

Comprehensive income for the three months ended March 31, 2007 and 2006 equals net income for the same periods.

NOTE 3.                CASH FLOWS

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During the three months ended March 31, 2007 and 2006, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Three Months Ended March 31,
	2007	2006
Non-Cash Investing and Financing Activities:
Deemed capital contributions (net) from affiliate related to income taxes	$9,414	$6,716
Deemed capital distribution for adjustment to intangible asset basis (see note7)	(1,629)	—
Capital lease obligations	—	11,751

Supplemental Data:
Cash interest paid	48,156	50,463
Income taxes paid	1,020	1,120

NOTE 4.                RECENTLY ADOPTED ACCOUNTING STANDARDS

On January 1, 2007, Cablevision adopted FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes — an interpretation of SFAS No. 109.  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return.  The adoption of FIN 48 by Cablevision had no impact on the Company’s financial statements.

NOTE 5.                RESTRUCTURING

During the three months ended March 31, 2007, the Company recorded restructuring charges of $378 for employee severance.  Payments of the remaining liability at March 31, 2007 of $10 are expected to be made by the end of 2007.

NOTE 6.                INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a subsidiary of Rainbow Media Holdings LLC (the Company’s indirect parent), a taxable corporation.  RME is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal income tax purposes.  Accordingly, based upon the provisions of SFAS No. 109, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the three months ended March 31, 2007 and 2006 of $11,079 and $4,191 respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state income taxes and non-deductible expenses.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a separate company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent. Such contributions amounted to $9,414 and $6,716 for the three months ended March 31, 2007 and 2006, respectively.

NOTE 7.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at March 31, 2007 and December 31, 2006:

	March 31, 2007	December 31, 2006	Estimated Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156	10 years
Advertiser relationships	90,738	90,738	7 to 10 years
Other intangibles	8,713	8,713	10 years
	696,607	696,607

Accumulated amortization
Affiliation agreements	330,944	319,676
Advertiser relationships	38,985	36,520
Other intangibles	8,713	8,517
	378,642	364,713

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	50,957	52,586

Total intangible assets, net	$368,922	$384,480

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Aggregate amortization expense	$13,929	$55,716

Estimated amortization expense
Year ending December 31, 2007	$54,396
Year ending December 31, 2008	53,796
Year ending December 31, 2009	52,487
Year ending December 31, 2010	51,531
Year ending December 31, 2011	51,531

In the first quarter of 2007, an adjustment of $1,629 was recorded to reduce excess costs over the fair value of net assets acquired that was pushed down to the Company from Rainbow Media Holdings LLC in prior years.  This adjustment to basis was recorded as a deemed capital distribution to Rainbow Media Holdings LLC amounting to $1,064 in addition to the reduction of the related deferred income tax liability of $565.

NOTE 8.                SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s business segments is set forth below:

	Three Months Ended March 31,
	2007	2006
Revenues, net

AMC Networks	$133,859	$122,320
IFC	24,448	23,322
Total	$158,307	$145,642

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended March 31,
	2007	2006
Adjusted operating cash flow

AMC Networks	$68,252	$50,850
IFC	7,454	8,046
Total	$75,706	$58,896

	Three Months Ended March 31,
	2007	2006
Depreciation and amortization

AMC Networks	$14,144	$13,961
IFC	1,037	1,303
Total	$15,181	$15,264

	Three Months Ended March 31,
	2007	2006
Share-based compensation expense

AMC Networks	$2,003	$2,121
IFC	503	487
Total	$2,506	$2,608

	Three Months Ended March 31,
	2007	2006
Restructuring charges

AMC Networks	$378	$—
IFC	—	—
Total	$378	$—

	Three Months Ended March 31,
	2007	2006
Operating income

AMC Networks	$51,727	$34,768
IFC	5,914	6,256
Total	$57,641	$41,024

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended March 31,
	2007	2006
Income before income taxes

Total operating income for reportable segments	$57,641	$41,024
Items excluded from operating income:
Interest expense	(29,453)	(32,086)
Interest income	183	1,579
Miscellaneous, net	3	(8)
Income before income taxes	$28,374	$10,509

	March 31,	December 31,
	2007	2006
Assets
AMC Networks	$1,500,973	$1,462,607
IFC	241,172	233,892
RNS Parent	20,471	27,265
Deferred tax asset	2,916	5,997
Intersegment eliminations	(602,381)	(530,937)
	$1,163,151	$1,198,824

	Three Months Ended March 31,
	2007	2006
Capital expenditures

AMC Networks	$62	$64
IFC	54	88
Total	$116	$152

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in bank time deposits offered by financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Service.  The Company had three customers that in the aggregate accounted for approximately 36% and 32% of the Company’s consolidated net trade receivable balances at March 31, 2007 and December 31, 2006, respectively, which exposes the Company to a concentration of credit risk.  These customers in the aggregate accounted for approximately 39% of the Company’s net revenues for each of the three months ended March 31, 2007 and 2006.

NOTE 10.              LEGAL MATTERS

The Company is subject to various claims in the ordinary course of business.  Although the outcome of these matters cannot be predicted with certainty and the impact of the final resolution of these matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

The improper expense recognition matter previously reported by Cablevision has been the subject of investigations by the Securities and Exchange Commission (“SEC”) and the U.S. Attorney’s Office for the Eastern District of New York.  The SEC is continuing to investigate the improper expense recognition matter and Cablevision’s timing of recognition of launch support, marketing and other payments under affiliation agreements.

Stock Option Related Matters

Cablevision and CSC Holdings announced on August 8, 2006 that, based on a voluntary review of past practices in connection with grants of stock options and stock appreciation rights (“SARs”), they had determined that the grant date and exercise price assigned to a number of their stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Cablevision stock option plans.  Cablevision and CSC Holdings have advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation.  Cablevision and CSC Holdings have received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock option issues. Cablevision and CSC Holdings have also received a document request from the SEC relating to its informal investigation into these matters.  Cablevision and CSC Holdings continue to fully cooperate with such government investigations.

NOTE 11.              SUBSEQUENT EVENTS

Affiliation Agreements

On April 30, 2007, Rainbow Media Holdings LLC entered into a purchase agreement with Comcast Corporation for the sale of its subsidiaries which operate two regional television sports programming networks.  Contemporaneously with the execution of the purchase agreement relating to the sale of such networks, subsidiaries of the Company and Comcast Corporation entered into or extended affiliation agreements relating to the carriage of AMC, IFC and WE tv.

Dolan Family Group Transaction

On May 2, 2007, Cablevision entered into a merger agreement with Central Park Holding Company, LLC (“Dolan Family Acquisition Company”), which will be owned by the Dolan Family Group, and Central Park Merger Sub, Inc.  Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Cablevision and, as a result, Cablevision will continue as the surviving corporation and a wholly-owned subsidiary of Dolan Family Acquisition Company (the “Proposed Merger”).

At the effective time of the Proposed Merger, each outstanding share of Cablevision NY Group Class A common stock, other than shares owned directly or indirectly by Cablevision or the Dolan Family Group, by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, and by the holders of restricted stock issued under Cablevision’s employee stock plans, will be cancelled and converted into the right to receive $36.26 in cash, without interest.  The closing of the Proposed Merger is conditioned upon the approval of holders representing a majority of the voting power of the outstanding Class A common stock and Class B common stock voting together as one class as well as the separate approval of holders representing a majority of the outstanding shares of Class A common stock not owned by members of the Dolan Family Group or the executive officers and directors of Cablevision and its subsidiaries.

The closing of the Proposed Merger is also conditioned upon the receipt of financing necessary to fund the merger consideration and related fees and expenses and to refinance certain indebtedness of CSC Holdings, Inc. (“CSC Holdings”) and the Company.  The Dolan Family Group delivered to Cablevision a commitment letter (the “Commitment Letter”) from Merrill Lynch Capital Corporation, Bear Stearns & Co. Inc. and Bank of America N.A., together, in each case, with certain affiliated entities covering approximately $15,455,000 of debt financing.  The Commitment Letter contemplates the following:

1.               Cablevision will form a new subsidiary (“Super Holdco”) to which it will transfer all of the common stock of CSC Holdings.  Super Holdco will also assume all of Cablevision’s obligations on its outstanding senior notes and debentures.

2.               Super Holdco will form a new subsidiary (“Intermediate Holdco”) to which it will transfer all the common stock of CSC Holdings.  Intermediate Holdco will assume all of Super Holdco’s obligations on the outstanding senior notes and debentures, which will remain outstanding.

3.               Super Holdco is expected to incur an additional $4,425,000 of indebtedness.

4.               Intermediate Holdco is expected to incur an additional $800,000 of indebtedness.

5.               CSC Holdings will enter into a credit facility in replacement of its existing credit facility.  This new credit facility, which is expected to be in the amount of $7,250,000 (including a $1,000,000 revolving credit facility) will be used in part to repay borrowings under CSC Holdings’ existing credit facility.

6.               The Company will enter into a credit facility in replacement of its existing credit facility.  This new credit facility, which is expected to be in the amount of $1,030,000 (including a $300,000 revolving credit facility), will be used in part to repay borrowings under its existing credit facility.

7.               Rainbow Programming Partners (“RPP”), an indirect wholly owned subsidiary of Cablevision and CSC Holdings, will enter into a credit facility which is expected to be in the amount of $950,000 (including a $50,000 revolving credit facility).  RPP, whose principal asset is Madison Square Garden, does not currently have any long-term debt.

8.               Rainbow Programming Holdings is expected to incur $1,000,000 of indebtedness.  Rainbow Programming Holdings, which is a holding company for Cablevision’s interests in the Company and certain other programming operations, does not currently have any long-term debt.

Dolan Family Acquisition Company is a newly formed company. Charles F. Dolan and James L. Dolan have entered into a guarantee pursuant to which they will guarantee payment to Cablevision of up to $300,000 of damages to Cablevision resulting from any material breach of the merger agreement by Dolan Family Acquisition Company.